                                                          Exhibit No. EX-99.d.22

                         FORM OF SUB-ADVISORY AGREEMENT

     AGREEMENT  made as of the  _____day of  ___________,  2007,  by and between
AssetMark Investment Services,  Inc., a California  corporation (the "Advisor"), and  Russell  Implementation  Services  Inc.,  a  Washington  corporation,  (the
"Sub-Advisor").

     WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"), and engage in the business of providing investment management services.

     WHEREAS,  the Advisor has been  retained  to act as  investment  adviser to manage the assets of AssetMark Funds (the "Trust"),  a Delaware  statutory trust registered  with the U.S.  Securities and Exchange  Commission (the "SEC") as an
open-end management investment company under the Investment Company Act of 1940, as amended  (the "1940  Act"),  pursuant  to an  Investment  Advisory  Agreement originally dated October 20, 2006 (the "Advisory Agreement"). The Trust consists of separate series of shares, with each having its own investment objectives and policies, and is authorized to create additional series in the future.

     WHEREAS,  the  Advisory  Agreement  permits  the  Advisor,  subject  to the supervision and direction of the Trust's Board of Trustees,  to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act.

     WHEREAS,  the  Advisor  desires  to retain  the  Sub-Advisor  to assist the
Advisor in the provision of a continuous  investment program for that portion of one or more of the Trust's  series (each a "Fund") (the  "Sub-Advisor  Assets"), and the Sub-Advisor is willing to render such services, subject to the terms and conditions set forth in this Agreement.  The Sub-Advisor will be responsible for implementing the Funds'  investment  strategy and effecting  related  securities transactions,  as  described  herein.  The  parties  recognize  that a  separate sub-advisor (the  "Non-Discretionary  Sub-Advisor") will be hired by the Advisor to provide  investment  advisory  services as  described in Section 2(a) of this
Agreement.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Advisor.  The Advisor hereby appoints the Sub-Advisor to act as  investment  adviser  for  and to  implement  each  Fund's  respective investment  strategy,  as determined by the  Non-Discretionary  Sub-Advisor with respect to, the  Sub-Advisor  Assets,  subject to the supervision of the Advisor and the  Board of  Trustees  of the  Trust,  and  subject  to the  terms of this
Agreement;  and  the  Sub-Advisor  hereby  accepts  such  appointment.  In  such capacity,  the Sub-Advisor shall be responsible for the investment management of the Sub-Advisor  Assets in accordance with the investment advice provided by the
Non-Discretionary  Sub-Advisor.  The  Sub-Advisor  agrees to  exercise  the same degree of skill,  care and  diligence  in  performing  its  services  under this
Agreement as the  Sub-Advisor  exercises in  performing  similar  services  with respect to other  fiduciary  accounts for which the  Sub-Advisor  has investment
responsibilities,   and  that  a  prudent   manager  would  exercise  under  the
circumstances.

     2. Duties of the Sub-Advisor.

          (a) Investments. For each Fund, the Non-Discretionary Sub-Advisor will
     provide   investment  advice  to  Advisor,   which  in  turn  will  provide
     instructions to Sub-Advisor regarding the securities to be purchased,  sold or  held  in  each  Fund's  portfolio,  and  the  relative  weight  of each securities holding.  Those instructions are collectively referred to herein as the  "Investment  Program." The  Sub-Advisor  is hereby  authorized  and directed and hereby agrees to purchase,  hold and sell  investments for the
     Sub-Advisor  Assets and to monitor such investments on a continuous  basis, all in  accordance  with the  Investment  Program.  The  Advisor  agrees to provide the  Sub-Advisor  information  concerning:  (i) each Fund; (ii) its assets  available  or to become  available  for  investment;  and (iii) the conditions  of  a  Fund's  or  the  Trust's  affairs  as  relevant  to  the
     Sub-Advisor.

          The Sub-Advisor will not (i) review or assess the investment decisions made by the Advisor or  Non-Discretionary  Sub-Advisor or the merits of the
     Investment  Program;  or (ii) select  securities or other  instruments  for investment of Sub-Advisor Assets, except to the extent that the Sub-Advisor has been specifically  authorized in writing by the Advisor or to invest in financial  futures,  securities,  commodities or other instruments to carry out the Investment  Program.  The Sub-Advisor is permitted to carry out the
     Investment Program by investing  Sub-Advisor Assets exclusively in physical securities  and shall have  discretion as to the timing of the purchase and sale of Sub-Advisor Assets. Sub-Advisor may, in its sole discretion,  carry out the Investment  Program by investing  portions of Sub-Advisor Assets in financial  futures,  securities,  commodities or other  instruments if such instruments  are  authorized by Advisor as set forth above.

          (b)  Compliance  with  Applicable   Laws,   Governing   Documents  and
     Compliance  Procedures.  In the  performance of its duties and  obligations under this Agreement,  the Sub-Advisor  shall,  with respect to Sub-Advisor
     Assets,  (i)  act  in  conformity  with:  (A)  the  Trust's  Agreement  and
     Declaration  of Trust (the  "Declaration  of Trust") and  By-Laws;  (B) the
     applicable  Fund's  prospectus  and statement of additional  information as currently in effect and as amended from time to time (collectively referred to as the "Prospectus");  (C) the policies and procedures for compliance by the Trust with the Federal Securities Laws (as that term is defined in Rule
     38a-1 under the 1940 Act) provided to the Sub-Advisor (together, the "Trust
     Compliance  Procedures");  and (D) the instructions and directions received in writing  from the Advisor or the  Trustees of the Trust  (including  the
     Investment Program); and (ii) conform to, and comply with, the requirements of the 1940 Act, the Advisers Act, and all other federal laws applicable to registered  investment  companies' and the Sub-Advisor's  duties under this
     Agreement.  The Advisor will provide the Sub-Advisor  with any materials or information  that the  Sub-Advisor  may reasonably  request to enable it to perform its duties and obligations under this Agreement.

          The Advisor will provide the  Sub-Advisor  with  reasonable  (30 days)
     advance  notice,  in  writing,  of: (i) any  change in a Fund's  investment objectives, policies and restrictions as stated in the Prospectus; (ii) any change to the  Declaration  of Trust or  By-Laws;  and  (iii) any  material change in the Trust  Compliance  Procedures;  and the  Sub-Advisor,  in the
     performance  of its duties and  obligations  under  this  Agreement,  shall manage the Sub-Advisor Assets consistently with such changes,  provided the
     Sub-Advisor  has received  such prior notice of the  effectiveness  of such changes  from the Trust or the  Advisor.  In addition to such  notice,  the
     Advisor  shall provide to the  Sub-Advisor a copy of a modified  Prospectus and copies of the  revised  Trust  Compliance  Procedures,  as  applicable, reflecting such changes.  The  Sub-Advisor  hereby agrees to provide to the
     Advisor in a timely manner,  in writing,  such information  relating to the
     Sub-Advisor  and its  relationship  to, and  actions  for, a Fund as may be required to be contained in the  Prospectus or in the Trust's  registration statement  on Form  N-1A,  or  otherwise  as  reasonably  requested  by the
     Advisor.

          In order to assist the Trust and the Trust's Chief Compliance  Officer
     (the "Trust CCO") to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the  Sub-Advisor  shall  provide to the Trust CCO: (i) direct access to the  Sub-Advisor's  chief  compliance  officer (the  "Sub-Advisor
     CCO"), as reasonably requested by the Trust CCO; (ii) a completed quarterly informational  questionnaire regarding the Sub-Advisor's compliance program and  participation  in a  quarterly  telephone  call  with the Trust CCO to discuss  the  responses  on  the  questionnaire;  (iii)  quarterly  reports confirming  that the  Sub-Advisor  has complied  with the Trust  Compliance
     Procedures  in  managing  the  Sub-Advisor   Assets;   and  (iv)  quarterly
     certifications that there were no Material Compliance Matters (as that term is  defined by Rule  38a-1(e)(2))  that  arose  under the Trust  Compliance
     Procedures  related  to the  Sub-Advisor's  management  of the  Sub-Advisor
     Assets.

          (c) Sub-Advisor  Compliance  Policies and Procedures.  The Sub-Advisor
     shall promptly provide the Trust CCO with copies of: (i) the  Sub-Advisor's policies and procedures for compliance by the Sub-Advisor  with the Federal
     Securities Laws (together,  the "Sub-Advisor Compliance  Procedures"),  and
     (ii) any material  changes to the Sub-Advisor  Compliance  Procedures.  The
     Sub-Advisor  shall  cooperate  fully with the Trust CCO so as to facilitate the Trust CCO's performance of the Trust CCO's  responsibilities under Rule
     38a-1 to review,  evaluate  and report to the Trust's  Board of Trustees on the operation of the Sub-Advisor Compliance Procedures,  and shall promptly report to the Trust CCO any Material  Compliance  Matter  arising under the
     Sub-Advisor  Compliance  Procedures  involving the Sub-Advisor  Assets. The
     Sub-Advisor   shall  provide  to  the  Trust  CCO:  (i)  quarterly  reports confirming the  Sub-Advisor's  compliance with the  Sub-Advisor  Compliance
     Procedures in managing the Sub-Advisor Assets, and (ii) certifications that there were no Material  Compliance  Matters  involving the Sub-Advisor that arose  under  the  Sub-Advisor  Compliance  Procedures  that  affected  the
     Sub-Advisor  Assets.  At least annually,  the  Sub-Advisor  shall provide a certification  to the Trust CCO to the effect that the  Sub-Advisor  has in place and has  implemented  policies  and  procedures  that are  reasonably
     designed  to  ensure   compliance  by  the  Sub-Advisor  with  the  Federal
     Securities Laws.

          (d) Voting of Proxies.  Unless otherwise  instructed by the Advisor or
     the  Trust,   the  Sub-Advisor   shall  have  the  power,   discretion  and
     responsibility  to vote,  either in person or by proxy,  all  securities in which the  Sub-Advisor  Assets may be invested from time to time, and shall not be required to seek  instructions  from the Advisor,  the Discretionary
     Sub-Advisor,  the Trust or a Fund. The  Sub-Advisor  shall also provide its
     Proxy Voting Policy (the "Proxy Policy"), and, if requested by the Advisor, a summary of such Proxy Policy  suitable for  inclusion in the  Prospectus, and will  provide  the Advisor  with any  material  amendment  to the Proxy
     Policy within a reasonable time after such amendment has taken effect.

          (e) Agent. Subject to any other written instructions of the Advisor or the Trust,  the  Sub-Advisor  is hereby  appointed  the  Advisor's  and the
     Trust's agent and  attorney-in-fact  for the limited  purposes of executing account  documentation,  agreements,  contracts and other  documents as the
     Sub-Advisor  shall be requested  by brokers,  dealers,  counterparties  and other persons in connection with its management of the Sub-Advisor  Assets, provided,  that the Sub-Advisor's actions in executing such documents shall comply with  federal  regulations,  all other  federal laws  applicable  to
     registered   investment   companies  and  the   Sub-Advisor's   duties  and
     obligations under this Agreement and the Trust's governing documents.

          (f)  Brokerage.  The  Sub-Advisor  will place  orders  pursuant to the
     Investment  Program,  as provided by the Advisor.  In  executing  portfolio transactions and selecting brokers or dealers, the Sub-Advisor will use its best  efforts  to seek,  on behalf of a Fund,  the best  overall  execution
     available.   In  assessing  the  best  overall  terms   available  for  any
     transaction,  the  Sub-Advisor  shall  consider  all factors  that it deems relevant, including the breadth of the market in the security, the price of the  security,  the financial  condition  and  execution  capability of the broker or dealer,  and the  reasonableness of the commission,  if any, both for the specific  transaction and on a continuing basis. The Sub-Advisor is registered as a  broker-dealer  under the Securities  Exchange Act of 1934, and may arrange trades to carry out the  Investment  Program by introducing trades to  unaffiliated  executing  brokers.  At all times  control of such trades will be maintained by the Sub-Advisor.

          In evaluating the best overall terms  available,  and in selecting the broker or dealer to execute a particular  transaction,  the Sub-Advisor may not consider research services (as those terms are defined in Section 28(e)
     of the  Securities  Exchange  Act of 1934,  as amended  (the  "1934  Act"))
     provided  to a Fund or  other  accounts  over  which  the  Sub-Advisor  may exercise investment discretion.

          Under no  circumstances  may the  Sub-Advisor  compensate  a broker or dealer for any  promotion or sale of Fund shares by directing to the broker or dealer:  (i) portfolio  securities  transactions on behalf of a Fund; or
     (ii)  any  remuneration,  including  but  not  limited  to any  commission, mark-up,  mark-down,  or other fee (or portion  thereof)  received or to be received from such portfolio transactions effected through any other broker
     (including a government securities broker) or dealer (including a municipal securities dealer or a government securities dealer).

          The  Sub-Advisor  may  only  direct  a  Fund's  portfolio   securities
     transactions  to a broker or dealer  that  promotes or sells Fund shares as permitted by the provisions of the 1940 Act (and the rules  thereunder) and the policies and procedures  adopted by the Trust,  as amended from time to time. The Advisor will provide the Sub-Advisor with a copy of such policies and procedures and any amendments thereto.

          The Funds'  board of trustees ,  including a majority of the  trustees
     who  are  not  interested  persons  thereof,   has  adopted  procedures  in
     accordance with Rule 17e-1 under the 1940 Act.

          The  Sub-Advisor,  when  selecting  brokers  and dealers to effect the
     Fund's portfolio securities  transactions,  shall not take into account the brokers' and dealers'  promotion or sale of shares of the Fund or any other registered investment company. In addition, the Sub-Advisor shall not enter into any agreement (whether oral or written) or other  understanding  under which the Sub-Advisor directs, or is expected to direct, a Fund's portfolio securities transactions, or any remuneration, including but not limited to, any  commission,  mark-up,  mark-down,  or other fee (or  portion  thereof)
     received  or to be  received  from  such  portfolio  transactions  effected through any other  broker  (including a  government  securities  broker) or dealer (including a municipal securities dealer or a government  securities dealer) to a broker  (including a government  securities  broker) or dealer
     (including a municipal securities dealer or a government securities dealer)
     in  consideration  for the  promotion  or sale of shares of the Fund or any other registered investment company.

          In addition,  the  Sub-Advisor is authorized to allocate  purchase and sale  orders for  portfolio  securities  to  brokers  or  dealers  that are affiliated  with  the  Advisor,  the  Sub-Advisor,  the  Trust's  principal underwriter  or  other  sub-advisors  (if  applicable)  if the  Sub-Advisor believes  that  the  quality  of the  transaction  and the  commission  are comparable  to what they would be with other  qualified  firms and provided that the  transactions  are consistent with the Trust's Rule 17e-1 and Rule
     10f-3 procedures, as applicable.  The Advisor will identify all brokers and dealers  affiliated  with the Trust,  the  Advisor,  the Trust's  principal underwriter  (and any other  sub-advisors  of the Funds, to the extent such information  is necessary  for the  Sub-Advisor  to comply with  applicable federal  securities  laws),  other than those  whose sole  business  is the distribution of mutual fund shares, who effect securities  transactions for customers.  The  Advisor  shall  promptly  furnish a written  notice to the
     Sub-Advisor if the information so provided is no longer accurate.

          In  connection  with its  management  of the  Sub-Advisor  Assets  and consistent  with its fiduciary  obligation to the Trust and other  clients,
     the   Sub-Advisor,   to  the  extent   permitted  by  applicable  laws  and
     regulations,  may,  but  shall be under no  obligation  to,  aggregate  the securities or futures  contracts to be sold or purchased in order to obtain
     the  most  favorable  price,  lower  brokerage   commissions  or  efficient
     execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses  incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor  considers to be,  over  time,  the most  equitable  and  consistent  with its  fiduciary obligations to the Sub-Advisor Assets and to such other clients.

          (g) Securities Transactions.  In no instance will any Fund's portfolio securities be purchased from or sold to the Advisor,  the Sub-Advisor,  the
     Trust's principal  underwriter,  or any affiliated person of the Trust, the
     Advisor,  the Sub-Advisor or the Trust's principal  underwriter,  acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act, including Rule 17a-7 thereunder.

          The Sub-Advisor  acknowledges  that the Advisor and the Trust may rely on Rule 17a-7,  Rule 17a-10,  Rule 10f-3,  Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the  Sub-Advisor  hereby agrees that it shall not consult with any other  sub-advisor  to the Trust with respect to  transactions  in securities for the  Sub-Advisor  Assets or any other  transactions of Trust assets.

          The Sub-Advisor hereby represents that it has implemented policies and procedures  that will prevent the  disclosure  by it, its  employees or its agents of the Trust's portfolio holdings to any person or entity other than the Advisor, the Trust's custodian or other persons expressly designated by the Advisor.

          (h) Code of Ethics.  The  Sub-Advisor  hereby  represents  that it has adopted  policies  and  procedures  and a code  of  ethics  that  meet  the requirements  of Rule 17j-1  under the 1940 Act and Rule  204A-1  under the
     Advisers Act. Copies of such policies and procedures and code of ethics and any changes or  supplements  thereto  shall be delivered to the Advisor and the Trust. Any material violation of such policies, and procedures and code of ethics  by  personnel  of the  Sub-Advisor,  the  sanctions  imposed  in response thereto, and any issues arising under such policies and procedures and code of ethics  shall be  reported  to the Advisor and the Trust at the times and in the format  reasonably  requested by the Advisor and the Board of Trustees.

          (i)  Books  and  Records.  The  Sub-Advisor  shall  maintain  separate detailed  records of all  matters  pertaining  to the  Sub-Advisor  Assets,
     including,   without  limitation,   brokerage  and  other  records  of  all
     securities  transactions.   Any  records  required  to  be  maintained  and
     preserved  pursuant  to  the  provisions  of  Rule  31a-1  and  Rule  31a-2 promulgated  under  the 1940 Act that are  prepared  or  maintained  by the
     Sub-Advisor  on behalf of the Trust are the  property of the Trust and will be surrendered  promptly to the Trust upon request. The Sub-Advisor further agrees to preserve for the periods  prescribed in Rule 31a-2 under the 1940
     Act the records  required to be maintained  under Rule 31a-1 under the 1940
     Act.

          (j) Information  Concerning  Sub-Advisor  Assets and the  Sub-Advisor.
     From  time  to time  as the  Advisor,  any  consultants  designated  by the
     Advisor,  or the  Trust may  request,  the  Sub-Advisor  will  furnish  the
     requesting   party  reports  on  portfolio   transactions  and  reports  on
     Sub-Advisor  Assets  held  in the  portfolio,  all in  such  detail  as the
     Advisor,  its  consultant(s)  or the  Trust  may  reasonably  request.  The
     Sub-Advisor will provide the Advisor with information regarding any changes in the ownership or management of the  Sub-Advisor,  or material changes in the control of the  Sub-Advisor.  The Sub-Advisor  will promptly notify the
     Advisor of any material  litigation  and  administrative  proceeding.  Upon reasonable  request,  the Sub-Advisor  will make available its officers and employees  to meet  with  the  Trust's  Board of  Trustees  to  review  the
     Sub-Advisor Assets.

          (k) Valuation of  Sub-Advisor  Assets.  As requested by the Advisor or the Trust's Valuation  Committee,  the Sub-Advisor hereby agrees to provide reasonable  assistance to the Valuation Committee of the Trust, the Advisor
     and the Trust's  pricing agents in valuing  Sub-Advisor  Assets held in the portfolio.  Such  assistance  may include  fair value  pricing of portfolio securities,  as requested by the Advisor.  The  Sub-Advisor  agrees that it will act,  at all times,  in  accordance  with the Trust's  procedures  for valuing  portfolio  securities,  and will  provide such  certifications  or sub-certifications  relating to its compliance with the Trust's  procedures for valuing portfolio securities as reasonably may be requested,  from time to time, by the Advisor or the Trust.

          The  Sub-Advisor  also will provide such  information  or perform such additional  acts as are  customarily  performed by a sub-advisor and may be required  for a  Fund  or the  Advisor  to  comply  with  their  respective obligations under applicable  federal securities laws,  including,  without limitation,  the 1940 Act, the Advisers  Act, the 1934 Act, the  Securities
     Act of 1933,  as  amended  (the  "1933  Act")  and any  rule or  regulation thereunder.

          (l) Custody Arrangements. The Sub-Advisor, on each business day, shall provide the  Advisor,  its  consultant(s)  and the Trust's  custodian  such information as the Advisor and the Trust's custodian may reasonably request relating to all transactions concerning the Sub-Advisor Assets.

          (m) Regulatory  Examinations.  The Sub-Advisor will cooperate promptly and fully with the Advisor  and/or Trust in responding to any regulatory or compliance  examinations or inspections  (including  information  requests)
     relating to the Trust, a Fund or the Advisor brought by any governmental or regulatory authorities having appropriate jurisdiction (including,  but not limited to, the SEC).

          (n) Delegation.  In performing its  obligations  under this Agreement, the  Sub-Advisor  may, at its own discretion  and  consistent  with section
     15(a) of the 1940 Act,  delegate the  performance of its services to one or more of its affiliates,  provided that the Sub-Advisor  shall remain liable to the Advisor and the Trust for its  obligations  hereunder,  and that the
     Sub-Advisor and any applicable  affiliate shall ensure that such delegation complies with Section 15(a) of the 1940 Act.

     3. Independent Contractor.  In the performance of its duties hereunder, the
Sub-Advisor is and shall be an independent  contractor,  and,  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

     4. Services to Other  Clients.  Nothing  herein  contained  shall limit the freedom of the Sub-Advisor or any affiliated person of the Sub-Advisor to render
investment  advisory,   supervisory  and  other  services  to  other  investment
companies,  to act as  investment  adviser  or  investment  counselor  to  other persons, firms or corporations, or to engage in other business activities. It is understood  that the  Sub-Advisor  may give advice and take action for its other clients  that may differ  from advice  given,  or the timing or nature of action taken, for a Fund. The Sub-Advisor is not obligated to initiate transactions for a Fund in any security  that the  Sub-Advisor,  its  principals,  affiliates  or employees may purchase or sell for its or their own accounts or other clients.

     5. Expenses.  During the term of this Agreement,  neither the Trust nor the
Advisor  shall be  responsible  to pay the  Sub-Advisor's  expenses  incurred in connection  with its  activities  under this  Agreement  other than the costs of securities,  commodities and other investments  (including brokerage commissions and other  transaction  charges,  if any) for securities  purchased or otherwise acquired, or sold or otherwise disposed of for a Fund and as otherwise set forth in this  Agreement.  The  Sub-Advisor,  at its sole  expense,  shall  employ  or associate  itself with such  persons as it believes  to be  particularly  fit to assist it in the execution of its duties under this Agreement.  The Trust or the
Advisor, as the case may be, shall reimburse the Sub-Advisor for any expenses as may be reasonably  incurred by the Sub-Advisor,  at the request of and on behalf of a Fund or the Advisor. The Sub-Advisor shall keep and supply to the Trust and the Advisor reasonable records of all such expenses.

     6.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund pursuant to this Agreement,  the Sub-Advisor  will be entitled to the fee listed for each Fund on Exhibit A. Such fees will be  computed  daily and payable in arrears no later than the seventh  (7th)  business day  following the end of each month,  from the Trust on behalf of each Fund,  calculated at an annual rate based on the Sub-Advisor Assets' average daily net assets.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect  according to the proportion  which the number of calendar  days,  during which this  Agreement is in effect,  bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

     7.  Representations  and  Warranties of the  Sub-Advisor.  The  Sub-Advisor
represents and warrants to the Advisor and the Trust as follows:

          (a) The  Sub-Advisor is registered as an investment  adviser under the
     Advisers Act.

          (b) The  Sub-Advisor  is a  corporation  duly  organized  and  validly existing  under the laws of  Washington,  with the power to own and possess its assets and carry on its business as it is now being conducted.

          (c) The execution, delivery and performance by the Sub-Advisor of this
     Agreement are within the Sub-Advisor's powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any  governmental  body,  agency or official is required on the part of the
     Sub-Advisor for the execution,  delivery and performance by the Sub-Advisor of this  Agreement,  and the  execution,  delivery and  performance  by the
     Sub-Advisor  of this  Agreement do not  contravene  or constitute a default under:  (i) any provision of applicable  law, rule or regulation;  (ii) the
     Sub-Advisor's  governing  instruments;  or (iii) any  agreement,  judgment, injunction, order, decree or other instrument binding upon the Sub-Advisor.

          (d) The Form ADV of the Sub-Advisor previously provided to the Advisor
     (a copy of which is attached as Exhibit B to this  Agreement) is a true and complete  copy  of the  form  as  currently  filed  with  the  SEC  and the information  contained  therein is accurate  and  complete in all  material respects and does not omit to state any material fact necessary in order to make the  statements,  in light of the  circumstances  under which they are made, not misleading. The Sub-Advisor will promptly provide the Advisor and the Trust with a complete  copy of all  subsequent  amendments  to its Form
     ADV.

     8.  Representations  and Warranties of the Advisor.  The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

          (a) The  Advisor is  registered  as an  investment  adviser  under the
     Advisers Act.

          (b) The Advisor is a corporation  duly organized and validly  existing under the laws of the State of California with the power to own and possess its assets and carry on its business as it is now being conducted.

          (c) The  execution,  delivery and  performance  by the Advisor of this
     Agreement are within the Advisor's  powers and have been duly authorized by all necessary  action on the part of its Board of Directors,  and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or official is required on the part of the Advisor for the execution, delivery and  performance  by the  Advisor  of this  Agreement,  and the  execution, delivery and performance by the Advisor of this Agreement do not contravene or constitute a default under: (i) any provision of applicable law, rule or
     regulation;   (ii)  the  Advisor's  governing  instruments;  or  (iii)  any agreement,  judgment, injunction, order, decree or other instrument binding upon the Advisor.

          (d)  The  Advisor   acknowledges  that  it  received  a  copy  of  the
     Sub-Advisor's  Form ADV (a copy of which is attached as Exhibit B) prior to the execution of this Agreement.

          (e) The  Advisor  and the Trust have duly  entered  into the  Advisory
     Agreement  pursuant to which the Trust authorized the Advisor to enter into this Agreement.

          (f) The Advisor and the Trust have policies and procedures designed to detect and deter disruptive trading  practices,  including "market timing,"
     and the Advisor and the Trust each agree that they will continue to enforce and abide by such  policies and  procedures,  as amended from time to time, and comply with all existing and future laws relating to such matters or to the purchase and sale of interests in the Funds generally.

          (g)  Sub-Advisor  has been  duly  appointed  by the  Trust's  Board of
     Trustees to provide the investment  management services with respect to the
     Sub-Advisor Assets as contemplated by this Agreement.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All  representations  and  warranties  made by the  Sub-Advisor  and the Advisor pursuant to Sections 7 and 8, respectively,  of this Agreement shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming  aware that any of the foregoing  representations and warranties are no longer true.

     10. Liability and Indemnification.

          (a)  Liability.  The duties of the  Sub-Advisor  shall be  confined to those expressly set forth herein,  with respect to the Sub-Advisor  Assets.
     The  Sub-Advisor  shall  not be  liable  for any  loss  arising  out of any portfolio investment or disposition hereunder, except a loss resulting from willful  misfeasance,  bad faith or  negligence in the  performance  of its duties,  or by reason of reckless  disregard of its  obligations and duties hereunder,  except  as  may  otherwise  be  provided  under  provisions  of applicable state law that cannot be waived or modified hereby.

          (b) Indemnification.  The Sub-Advisor shall indemnify the Advisor, the
     Trust  and each  Fund,  and their  respective  affiliates  and  controlling persons (the  "Sub-Advisor  Indemnified  Persons")  for any  liability  and expenses,  including  reasonable  attorneys' fees,  which the Advisor,  the
     Trust or a Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Advisor's  willful  misfeasance,  bad faith, negligence  or  reckless  disregard  of  its  duties  hereunder;  provided, however, that the Sub-Advisor  Indemnified Persons shall not be indemnified for any  liability  or expenses  which may be  sustained as a result of the
     Advisor's willful misfeasance, bad faith, negligence, or reckless disregard of the Advisors duties hereunder.

          Notwithstanding any other provision in this Agreement, the Sub-Advisor will indemnify the Advisor,  the Trust and each Fund, and their  respective
     affiliates  and  controlling   persons  for  any  liability  and  expenses,
     including  reasonable  attorneys' fees, to which they may be subjected as a result  of  their  reliance  upon  and  use of the  historical  performance calculations  provided  by the  Sub-Advisor  concerning  the  Sub-Advisor's composite account data or historical  performance  information on similarly managed  investment  companies  or accounts,  except that the Advisor,  the
     Trust and each Fund and their respective affiliates and controlling persons shall  not be  indemnified  for a loss  or  expense  resulting  from  their negligence  or  willful  misconduct  in using  such  numbers,  or for their
     failure  to  conduct   reasonable   due  diligence  with  respect  to  such
     information.

          The  Sub-Advisor  will not be liable for (i) any act or omission taken in good faith  reliance  on data or  instructions  from the  Advisor or its agents; (ii) any act or omission of a predecessor investment manager or any other person  authorized to invest  assets of the Funds;  or (iii) any act, omission or insolvency of any broker  selected by Sub-Advisor in accordance with the  provisions of this  Agreement,  except to the extent  Sub-Advisor breaches its duty of care in selecting or supervising such broker.

          The Advisor shall  indemnify the  Sub-Advisor,  its affiliates and its controlling persons (the "Advisor Indemnified Persons"),  for any liability and expenses, including reasonable attorneys' fees, howsoever arising from, or in connection  with,  the  Advisor's  breach of this  Agreement,  or its representations  and  warranties  herein,  or as a result of the  Advisor's willful  misfeasance,  bad faith,  negligence,  reckless  disregard  of its duties hereunder or violation of applicable law;  provided,  however,  that the Advisor  Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Advisor's willful misfeasance,  bad faith,  negligence,  or reckless  disregard of its duties hereunder.

     11. Duration and Termination.

          (a) Duration.  This  Agreement,  unless sooner  terminated as provided herein,  shall for the Funds listed on Exhibit A attached  hereto remain in effect  from the  later  of the date of  execution  or  Board  approval  as required under the 1940 Act (the "Effective  Date."),  until two years from the Effective  Date,  and  thereafter,  for periods of one year, so long as such continuance thereafter is specifically approved at least annually: (i)
     by the  vote of a  majority  of those  Trustees  of the  Trust  who are not interested  persons  of any  party to this  Agreement,  cast in person at a meeting called for the purpose of voting on such approval;  and (ii) by the
     Trustees  of the  Trust,  or by the vote of a majority  of the  outstanding voting  securities  of each Fund  (except  as such vote may be  unnecessary pursuant  to relief  granted  by an  exemptive  order  from the  SEC).  The foregoing  requirement  that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner  consistent with the 1940 Act and the rules and regulations thereunder.

          (b)  Termination.  This  Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (i) the vote of a majority of the  Trustees  of  the  Trust,  or by  the  vote  of a  majority  of the outstanding voting securities of the Fund, on not more than 60 days written notice to the  Advisor  and  Sub-Advisor;  (ii) the  Advisor;  or (iii) the
     Sub-Advisor, on not less than 30 days written notice to the Advisor and the
     Trust.  This Agreement may also be terminated as to any Fund at any time by any party hereto  immediately  upon written  notice to the other parties in the event of a breach of any material provision to this Agreement by any of the parties.

          This Agreement shall not be assigned and shall terminate automatically in the event of its assignment,  except as provided  otherwise by any rule, exemptive  order  issued  by the  SEC,  or SEC  no-action  letter  provided pursuant  to the  1940  Act,  or  upon  the  termination  of  the  Advisory
     Agreement.  In the event that there is a proposed  change in control of the
     Sub-Advisor  that  would  act to  terminate  this  Agreement,  if a vote of shareholders  to approve  continuation  of this  Agreement  is at that time deemed by counsel to the Trust to be  required  by the 1940 Act or any rule or regulation  thereunder,  the Sub-Advisor agrees to assume all reasonable costs associated with soliciting shareholders of the appropriate Fund(s) of the Trust, to approve continuation of this Agreement. Such expenses include the  costs  of  preparation  and  mailing  of a  proxy  statement,  and  of soliciting proxies.

          In the event that such proposed  change in control of the  Sub-Advisor shall occur following  either:  (i) receipt by the Advisor and the Trust of an exemptive  order issued by the SEC with  respect to the  appointment  of sub-advisors absent shareholder  approval, or (ii) the adoption of proposed
     Rule  15a-5  under  the 1940 Act,  the  Sub-Advisor  agrees  to assume  all reasonable costs and expenses  (including the costs of mailing)  associated with the  preparation  of a statement,  required by the exemptive  order or
     Rule 15a-5,  containing all  information  that would be included in a proxy statement (an  "Information  Statement").  In addition,  if the Sub-Advisor shall resign,  the  Sub-Advisor  agrees to assume all reasonable  costs and expenses  (including the costs of mailing)  associated with the preparation of any required Information Statement.

          This  Agreement  shall  extend  to  and  bind  the  heirs,  executors, administrators and successors of the parties hereto.

     12.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the  Trust's  Board of  Trustees,  and (b) the vote of a  majority  of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement  cast in person at a meeting  called for the purpose of voting on such approval,  if such  approval is required by  applicable  law,  unless  otherwise permitted  pursuant  to  exemptive  relief  granted  by the  SEC or a  No-Action position  granted by the SEC or its staff, by a vote of the majority of a Fund's outstanding securities.

     13. Confidentiality.  Any information or recommendations supplied by either the Advisor or the  Sub-Advisor,  that are not otherwise in the public domain or previously  known to the other party in connection  with the  performance of its obligations and duties  hereunder,  including  portfolio  holdings of the Trust, financial  information  or  other  information  relating  to  a  party  to  this
Agreement, are to be regarded as confidential  ("Confidential  Information") and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory  authorities having jurisdiction over a party to this  Agreement,  Confidential  Information  may be used only by the party to which said  information  has been  communicated  and such other  persons as that party  believes are necessary to carry out the purposes of this  Agreement,  the custodian,  and such persons as the Advisor may designate in connection with the
Sub-Advisor Assets.  Nothing in this Agreement shall be construed to prevent the
Sub-Advisor  from giving other entities  investment  advice about, or trading on their behalf, in the securities of a Fund or the Advisor.

     14.  Use of  Sub-Advisor's  Name.  During the term of this  Agreement,  the
Advisor shall not have permission to use the Sub-Advisor's name in the marketing of the Funds, except as set forth below and agrees to furnish the Sub-Advisor at
its  principal  office  all  Prospectuses,   proxy  statements  and  reports  to
shareholders  prepared  for  distribution  to  shareholders  of the Funds or the public,  which refer to the  Sub-Advisor in any way and such  references will be based  solely on  information  provided  for that  purpose  by the  Sub-Advisor.
Advisor  will not use any  marketing  materials  that  refer to the  Sub-Advisor unless those  materials  have been provided to  Sub-Advisor  in advance of their use, and Sub-Advisor has not objected to their use in writing.

     15.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

          (a)  If to the Advisor:
               AssetMark Investment Services, Inc.
               2300 Contra Costa Blvd., Suite 600
               Pleasant Hill, CA 94523-3967
               Attn: Ronald  D. Cordes

          (b)  If to the Sub-Advisor:
               Russell Implementation Services, Inc.
               909 A Street
               Tacoma, WA 98402
               Attn:  Chief Operating Officer

     16. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware,  without regard to conflict of law principles;  provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a  requirement  of the 1940 Act  reflected in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     18. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject,  however,  to such exemptions as may be granted by the SEC,  and the term "Fund" or "Funds"  shall refer to those
Fund(s) for which the Sub-Advisor provides investment management services and as are listed on Exhibit A to this Agreement.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day and year first written above.

                                     ASSETMARK INVESTMENT SERVICES, INC.

                                     By:__________________________________
                                     Name: Ronald D. Cordes
                                     Title: President

                                     RUSSELL IMPLEMENTATION SERVICES INC.
                                     By:__________________________________
                                     Name:
                                     Title:

                                    EXHIBIT A

                              SUBADVISORY AGREEMENT

                   BETWEEN ASSETMARK INVESTMENT SERVICES, INC.
                    AND RUSSELL IMPLEMENTATION SERVICES INC.

                         Effective ____________________

            AssetMark Fundamental Index(TM) Large Company Growth Fund
            AssetMark Fundamental Index(TM) Large Company Value Fund
            AssetMark Fundamental Index(TM) Small Company Growth Fund
            AssetMark Fundamental Index(TM) Small Company Value Fund
            AssetMark Fundamental Index(TM) International Equity Fund

FEE SCHEDULE

Pursuant to section 6 of the  Agreement,  the Adviser pays the  Sub-Advisor  the following annual fees:

                                    EXHIBIT B

                 _______________________________________________

                                    FORM ADV

                                 (Please attach)